Exhibit 99.1
                                                                    ------------


                   Transactions in the Company's Common Stock
                   ------------------------------------------

-------------- -------------- ----------------- --------------- ----------
   Trade Date       Buy/Sale             Price        Quantity    Note
-------------- -------------- ----------------- --------------- ----------
   11/21/2002           SELL             $7.37       (100,000)      3
-------------- -------------- ----------------- --------------- ----------
     1/8/2003           SELL          $10.0878        (11,000)      3
-------------- -------------- ----------------- --------------- ----------
     1/9/2003           SELL            $10.12        (10,000)      3
-------------- -------------- ----------------- --------------- ----------
    3/11/2003           SELL             $9.45        (15,000)      3
-------------- -------------- ----------------- --------------- ----------
   11/28/2003            BUY               $15           2,200      2
-------------- -------------- ----------------- --------------- ----------
   11/28/2003            BUY          $15.5549           1,200      2
-------------- -------------- ----------------- --------------- ----------
   11/28/2003            BUY               $15             300      3
-------------- -------------- ----------------- --------------- ----------
   11/28/2003            BUY          $15.5549             200      3
-------------- -------------- ----------------- --------------- ----------
   11/28/2003            BUY               $15           7,600      1
-------------- -------------- ----------------- --------------- ----------
   11/28/2003            BUY          $15.5549           4,200      1
-------------- -------------- ----------------- --------------- ----------
   11/28/2003            BUY               $15             900      3
-------------- -------------- ----------------- --------------- ----------
   11/28/2003            BUY          $15.5549             500      3
-------------- -------------- ----------------- --------------- ----------
     1/8/2004            BUY               $15           3,500      2
-------------- -------------- ----------------- --------------- ----------
     1/9/2004            BUY               $15           5,000      2
-------------- -------------- ----------------- --------------- ----------
    1/12/2004            BUY           $14.895           5,000      2
-------------- -------------- ----------------- --------------- ----------
    1/26/2004            BUY            $13.27           5,000      2
-------------- -------------- ----------------- --------------- ----------
     2/3/2004            BUY          $14.1534           6,500      3
-------------- -------------- ----------------- --------------- ----------
    6/16/2004           SELL           $13.071         (3,100)      3
-------------- -------------- ----------------- --------------- ----------
    6/17/2004           SELL             $12.9           (200)      1
-------------- -------------- ----------------- --------------- ----------
     2/4/2005           SELL          $12.1498           (200)      2
-------------- -------------- ----------------- --------------- ----------
     2/4/2005           SELL          $12.1498         (5,400)      3
-------------- -------------- ----------------- --------------- ----------
     2/7/2005           SELL          $12.0175         (4,000)      2
-------------- -------------- ----------------- --------------- ----------


Notes

1 - Trade by Oracle Partners
2 - Trade by a Domestic Fund other than Oracle Partners
3 - Trade by an Offshore Fund